Independent Auditors' Consent            EX-99.j




The Board of Managers of JNL Variable Fund V LLC


We consent to the use of our report dated February 1, 2002 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.




KPMG LLP

Minneapolis, Minnesota
April 17, 2002

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in this Registration Statement on Form N-1A for JNL/First Trust The Dow Target 10 Series of JNL Variable Fund V LLC.


PricewaterhouseCoopers LLP

April 16, 2002